Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333 – 146375) and Form S-3 (Nos. 333 – 129073, 333 – 138809 and 333-149487) of Central European Distribution Corporation of our report dated June 30, 2009 relating to the financial statements of Lion/Rally Cayman 2, which appears in this annual report on Form 10-K/A.

/s/ PricewaterhouseCoopers

ZAO PricewaterhouseCoopers Audit
Kosmodamianskaya Nab., 52, Bldg. 5
115054 Moscow
Russian Federation
July 10, 2009